Exhibit 1.1

10,000,000 Shares

SBA Communications Corporation

Class A Common Stock

UNDERWRITING AGREEMENT

September 29, 2005

Lehman Brothers Inc.

745 Seventh Avenue, Third Floor

New York, New York 10019

Ladies and Gentlemen:

SBA Communications Corporation, a Florida corporation (the “Company”) proposes to sell to Lehman Brothers Inc. (the “Underwriter”) 10,000,000 shares (the “Stock”) of the vCompany’s Class A Common Stock, par value $0.01 per share (the “Common Stock”). This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriter.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a) A registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus Supplement” means each preliminary prospectus supplement amending or supplementing the Base Prospectus (as defined below) after the registration statement became effective under the Securities Act but containing a “Subject to Completion” legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the Rules and Regulations; “Preliminary Prospectus” means the Base Prospectus and each Preliminary Prospectus Supplement”; “Prospectus Supplement” means the final prospectus supplement amending or supplementing the Base Prospectus in the form filed after the Effective Time pursuant to Rule 424 of the Rules and Regulations and first used in connection with sales of the Stock; “Prospectus” means the Prospectus Supplement and the accompanying base prospectus included in the Registration Statement (the “Base Prospectus”) in the form first used in connection with sales of the Stock; and “Registration Statement” means the effective registration statement on Form S-3 (Registration Statement No. 333-41308), as amended at the Effective Time, including all documents incorporated by reference therein at such time and all information contained in the Prospectus. Reference made herein to any Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement and any amendment thereto complied in all material respects with the Securities Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Delivery Date (as defined below) the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company is duly incorporated and validly existing and in good standing under the laws of Florida with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, and none of the subsidiaries (as defined in Rule 405 under the Securities Act) (“Subsidiaries”) of the Company other than SBA Telecommunications, Inc. (“Telecommunications”), SBA Senior Finance Inc., SBA Properties, Inc., SBA Network Services, Inc. and SBA Towers, Inc. (collectively, the “Significant Subsidiaries”) is a “significant subsidiary” as such term is defined in Rule 405 under the Securities Act.

(e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus.

(f) Each of the Subsidiaries of the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not have caused a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and the Subsidiaries, as a whole, conduct their business as described in the Prospectus. All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly or indirectly by the Company, and (except as set forth in the Prospectus with respect to shares subject to liens under or pursuant to the Amended and Restated Credit Agreement, dated as of January 30, 2004, as further amended on November 12, 2004, by and among SBA Senior Finance, Inc., the several lenders from time to time parties thereto and Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead advisors, arrangers and bookrunners, as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) free and clear of all liens, encumbrances, equities, claims or adverse interests.

(g) The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

(h) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(j) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iii), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby except for the registration of the Stock under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter and the listing of the Stock on the Nasdaq National Market System as may be required.

(k) Except (i) as described in the Prospectus and (ii) for the registration rights granted pursuant to the Registration Rights Agreement dated as of December 14, 2004, among the Company, Lehman Brothers Inc., Deutsche Bank Securities Inc., Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation and TD Securities (USA) LLC, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company and its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its Subsidiaries under the Securities Act.

(l) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, shares issued pursuant to the registration statements on Form S-4 (File Nos. 333-71460 and 333-46730) and shares of common stock issued pursuant to Section 3(a)(9) of the Securities Act in connection with debt-for-equity transactions.

(m) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Prospectus.

(n) The consolidated historical financial statements, together with the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods. The other financial information and data filed as part of the Registration Statement or included or incorporated by reference in the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(o) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Form 10-K incorporated by reference into the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent accountants under the guidelines of the AICPA as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported incorporated by reference into the Prospectus.

(p) The Company and each of its Subsidiaries have good and marketable title in fee simple to or a leasehold interest in all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects, equities or claims except for liens contemplated by the Senior Credit Agreement or as are otherwise described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries taken as a whole; and the present and contemplated use of the assets owned or leased by the Company or any of its Subsidiaries for the operation of towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect.

(q) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(r) The Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(s) There are no legal or governmental proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Prospectus and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Stock.

(t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(v) No material relationship, direct or indirect, exists between or among the Company or Telecommunications on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or Telecommunications on the other hand, which is required to be described in the Prospectus which is not so described.

(w) Neither the Company nor any of its Subsidiaries is involved in any strike or labor dispute with any group of employees, and, to the knowledge of the Company or any of its Subsidiaries, no such action or dispute is threatened, which might be expected to have a Material Adverse Effect.

(x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y) Each of the Company and its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon except where such failure would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

(z) Since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, and that is material to the Company and its Subsidiaries, taken as a whole, and there has been no Material Adverse Effect, nor to the Company’s knowledge, after due inquiry, any development or event involving a prospective Material Adverse Effect and, except as disclosed in or contemplated by the Prospectus, since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Prospectus, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (ii) issuance of securities, other than the securities issued pursuant to the Company’s 1999 Equity Participation Plan, the Company’s 2001 Equity Participation Plan, the Company’s 1999 Employee Stock Purchase Plan, shares of common stock of the Company issued pursuant to the registration statements on Form S-4 (File Nos. 333-71460 and 333-46730) and shares of common stock of the Company issued pursuant to Section 3(a)(9) of the Securities Act in connection with debt-for-equity transactions, or (iii) material increase in short-term or long-term debt of the Company on a consolidated basis.

(aa) The Company and its Subsidiaries have a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the reported accountability for assets is compared with existing assets at reasonable intervals.

(bb) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii)

have been evaluated for effectiveness as of December 31, 2004; and (iii) are effective in all material respects to perform the functions for which they were established except as described in the Form 10-K incorporated by reference in the Prospectus.

(cc) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as described in the Form 10-K incorporated by reference in the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(dd) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except as described in the Form 10-K incorporated by reference in the Prospectus.

(ee) There is and has been no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, other than such failures relating to the Company’s assessment and evaluation of its application of lease accounting and leasehold depreciation practices and the resulting conclusion: (i) that the Company’s disclosure controls and procedures were not effective as of December 31, 2004; (ii) that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2004; and (iii) that the Company’s internal control over financial reporting was not effective as of December 31, 2004.

(ff) Neither the Company nor any of the Significant Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, other than, a default or violation described in clauses (ii) and (iii) which is not reasonably likely to have a Material Adverse Effect.

(gg) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

(ii) Neither the Company nor any Subsidiary is currently or will be, upon the sale of the Stock in accordance herewith and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”).

(jj) The Company and its Subsidiaries (i) have duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act of 1934, any similar or successor federal statute, and the rules of the Federal Communications Commission (“FCC”) thereunder or any other applicable law, rule or regulation of any governmental authority, including the FCC and the Federal Aviation Authority (“FAA”), other than such filings for which the failure to file would not result, or would not be reasonably likely to result, in a Material Adverse Effect and (ii) are in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, other than such compliance for which the failure to comply would not result, or would not be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Company or any affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Company and its Subsidiaries was, to the knowledge of such person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable requirements of law.

(kk) The industry-related, tower-related and customer-related data and estimates included or incorporated by reference in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(ll) For each existing tower of the Company (or of its Subsidiaries) not yet registered with the FCC where registration will be required, the FCC’s grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC’s rules.

(mm) Neither the Company, nor to its knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of such shares.

(nn) Except as set forth in the Prospectus, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (“NASD”) and any of the Company’s officers or directors or shareholders that own at least five percent of the aggregate number of outstanding shares of Common Stock.

2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Stock to the Underwriter and the Underwriter agrees to purchase the Stock. The price of the Stock shall be $15.16 per share.

The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

3. Offering of Stock by the Underwriter. Upon release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on October 5, 2005 or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Stock to the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Stock the Company shall make the certificates representing the Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

5. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file such document, to notify the Underwriter and, upon their request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (which consent may not be unreasonably withheld);

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) Until completion of the distribution contemplated hereby, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(i) For a period of 60 days from the date of the Prospectus Supplement, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or shares issued pursuant to registration statements on Form S-4 in connection with acquisition transactions or earn-out obligations under acquisition transactions) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter (it being understood that (x) gifts and other private transfers of Common Stock solely for the purpose of estate planning and (y) transfers of Common Stock in private transactions shall each be permitted; provided that in the case of any transfer pursuant to the foregoing clauses (x) and (y), the transferee agrees to be bound by all of the foregoing terms and provisions of this Section 5(i)); and to cause each of Jeffrey A. Stoops and Steven E. Bernstein to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

(j) To apply for the listing of the Stock on the Nasdaq National Market System, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Delivery Date;

(k) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

(l) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” as defined in the 1940 Act;

(m) Not to take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of the Stock.

6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter not to exceed $15,000); (g) the fees, disbursements and expenses of the Company’s counsel and accountants; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the

Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and again on the Delivery Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Akerman Senterfitt shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in substantially the form attached hereto as Exhibit B.

(e) Wiley Rein & Fielding shall have furnished to the Underwriter its written opinion, as FCC counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in a form satisfactory to the Underwriter.

(f) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that it is an independent public accountant under the guidelines of the AICPA, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Ernst & Young LLP delivered to the Underwriter concurrently with the execution of this Agreement (the “Initial Letter”), the Company shall have furnished to the Underwriter a letter (as used in this paragraph, the “Bring-Down Letter”) of such accountants, addressed to the Underwriter and dated as of the Closing Date (i) confirming that it is an independent public accountant under the guidelines of the AICPA, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(i) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer or President and its Chief Financial Officer stating that:

i. The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the Delivery Date and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company has complied with all its agreements contained herein and has fulfilled all conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date; and

ii. They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date and as of the Delivery Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

(j) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) otherwise than as set forth or contemplated in the Prospectus, since such date there shall not have been any change in the capital stock, except pursuant to the Company’s 1999 Equity Participation Plan, 2001 Equity Participation Plan, the Company’s 1999 Employee Stock Purchase Plan, shares of common stock of the Company issued pursuant to the registration statements on Form S-4 (File Nos. 333-71460 and 333-46730) and shares of common stock of the Company issued pursuant to Section 3(a)(9) of the Securities Act in connection with debt-for-equity transactions or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared by Federal or state authorities, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Stock, or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus or that, in the judgment of the Underwriter, would materially and adversely affect the financial markets or the markets for the Stock and or debt securities.

(m) There shall exist at and as of the Delivery Date no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Senior Credit Agreement.

(n) The National Market System shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) The Underwriter shall have received from each of Jeffrey A. Stoops and Steven E. Bernstein an executed letter in the form of Exhibit A pursuant to Section 5(i) hereto.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement thereto or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the

Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

(b) The Underwriter shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information contained in Section 8(e) hereof, and shall reimburse the Company and any such director, officer, employee or controlling person, for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person, in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel (in addition to local counsel, if necessary) to represent the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel (in addition to any local counsel) shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriter set forth on the cover page of and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

10. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock and upon demand the Company shall pay the full amount thereof to the Underwriter.

11. Research Independence. The Company acknowledges and agrees that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company which may be the subject of the transactions contemplated by this Agreement.

12. No fiduciary duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with the Offering.

13.	Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by hand or overnight delivery, mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-834-8133), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Risë Norman, Esq. (Fax: 212-455-2502);

(b) if to the Company, shall be delivered or sent by hand or overnight delivery, mail or facsimile transmission to SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, Attention: Jeffrey A. Stoops (Fax: 561-997-0343) and Attention: Thomas P. Hunt (Fax: 561-989-2941), with a copy to Akerman Senterfitt, One Southeast Third Avenue, SunTrust International Center, Miami, Florida 33131, Attention: Kara L. MacCullough, Esq. (Fax: 305-374-5095);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Underwriter, as the case may be, in writing, at least three days in advance of such change.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the employees, officers and directors of the Underwriter or the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall also be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Term “Business Day”. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SBA COMMUNICATIONS CORPORATION

By:	/s/ Jeffrey A. Stoops
Name:	Jeffrey A. Stoops
Title:	President and Chief Executive Officer

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ Michael Hrynuik
Authorized Representative